Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                                 Registration Statement (Form S-4 No. 333-164505) of Penn National Gaming, Inc.,

(2)                                 Registration Statement (Form S-3 No. 333-156487) of Penn National Gaming, Inc.,

(3)                                 Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan,

(4)                                 Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan,

(5)                                 Registration Statement (Form S-8 No. 333-108173) pertaining to the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan, and

(6)                                 Registration Statement (Form S-8 No. 333-61684) pertaining to the Amended and Restated Penn National Gaming, Inc. 1994 Stock Option Plan;

(7)                                 Registration Statement (Form S-3 No. 333-186366) of Penn National Gaming, Inc.

of our reports dated February 22, 2013, with respect to the consolidated financial statements of Penn National Gaming, Inc. and the effectiveness of internal control over financial reporting of Penn National Gaming, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

August 8, 2013